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                                                                    Exhibit 10.3


                             AMENDMENT NO. 4 TO THE
                          2002 STOCK INCENTIVE PLAN OF
                                  AMETEK, INC.

            WHEREAS, AMETEK, Inc (the "Company") has adopted the 2002 Stock Incentive Plan of AMETEK, Inc. (the "Plan"); and

            WHEREAS, Section 18 of the Plan permits the Board of Directors of the Company or the Committee (as defined in the Plan) to amend the Plan; and

            WHEREAS, the Board of Directors of the Company now desires to amend the Plan in certain respects;

            NOW, THEREFORE, the Plan is hereby amended as follows:

            1. Section 5 of the Plan is hereby amended to read in its entirety as follows:

            "5. Participants. All key employees of the Corporation and its Affiliates shall be eligible to receive Incentive Awards under the Plan. The persons to whom Incentive Awards are to be offered under the Plan and the number of Shares with respect to which Incentive Awards are to be granted to each such person shall be determined by the Committee in its sole discretion subject, however, to the terms and conditions of the Plan. The Committee in its sole discretion may grant to any Non-Employee Director a Non-Qualified Stock Option to purchase a number of Shares determined by the Committee. Subject to
            Section 13 hereof, optioned Shares which may have been but were not purchased during any one twelve (12)-month period may be purchased during any one or more succeeding twelve (12)-month periods until expiration. Payment for the stock purchased pursuant to the exercise of the Option shall be made in full at the time of the exercise of the Option by cash, by check payable to the order of the Corporation, or by the delivery to the Corporation of Mature Shares of Common Stock of the Corporation which shall be valued at their Fair Market Value on the date of exercise of the Option, or by such other method as the Committee established under the Plan may permit from time to time, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board."

            2. The provisions of this Amendment shall be effective as of July 22, 2004.

            3. Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.

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            IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of the Company as of the 22nd day of July, 2004.

                                         AMETEK, INC.

                                         By: /s/ Frank S. Hermance
                                             -----------------------------------
                                               Name:  Frank S. Hermance
                                               Title: Chairman & Chief Executive
                                                       Officer

Attest:

/s/ Kathryn E. Londra
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Kathryn E. Londra
Corporate Secretary